Exhibit 10.6

Option No. 201_-

Radiant Logistics, Inc.

2012 Stock Option and Performance Award Plan

NQO AWARD AGREEMENT

Radiant Logistics, Inc., a Delaware corporation (the “Corporation”), pursuant to the terms of its 2012 Stock Option and Performance Award Plan (the “Plan”) and the Non-Qualified Stock Option Award attached to this NQO Award Agreement, hereby grants to the individual named below the option to purchase the number of shares of the Corporation’s Common Stock, also as is set forth below. The terms of this NQO Award Agreement are subject to all of the provisions of the Plan and the attached Non-Qualified Stock Option Award, with such provisions being incorporated herein by reference.

1.	Date of Grant:	_____________________

2.	Name of Employee:	_____________________

3.	Number of Shares:	_____________________ shares of Common Stock

4.	Exercise Price:	_____________________ per share of Common Stock.

5.	Vesting of Options:

Vesting Date	No. of Shares Vested

6. Expiration Date: ______________________

The Employee acknowledges receipt of, and understands and agrees to be bound by all of the terms of, this NQO Award Agreement, the attached Non-Qualified Stock Option Award and the Plan, and that the terms thereof supersede any and all other written or oral agreements between the Employee and the Corporation regarding the subject matter contained herein.

Radiant Logistics, Inc.:	Employee:

By:_______________________	_________________________
Title: Date:	Date:

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NON-QUALIFIED STOCK OPTION AWARD

THIS AGREEMENT made as of the grant date set forth in Section 1 of the NQO Award Agreement to which this Agreement is attached (the “Date of Grant”) between Radiant Logistics, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), and the individual identified in Section 2 of the NQO Award Agreement to which this Agreement is attached (hereinafter referred to as the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation desires, in connection with the employment of the Employee and in accordance with its 2012 Stock Option and Performance Award Plan (the “Plan”), to provide the Employee with an opportunity to acquire Common Stock of the Corporation on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Corporation;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Employee hereby agree as follows:

1. Confirmation of Grant of Option. Pursuant to a determination by the Committee, the Corporation, subject to the terms of the Plan and this Agreement, hereby grants to the Employee as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase (hereinafter referred to as the “Option”) an aggregate number of shares of Common Stock as is set forth in Section 3 of the attached NQO Award Agreement, subject to adjustment as provided in the Plan (such shares, as adjusted, hereinafter being referred to as the “Shares”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be the per share amount set forth in Section 4 of the attached NQO Award Agreement, at all times being not less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant, subject to adjustment as provided in the Plan.

3. Exercise of Option. The Option shall be exercisable on the terms and conditions hereinafter set forth:

(a) The Option shall become exercisable cumulatively as to the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to the Plan), and on the dates, as set forth in Section 5 of the attached NQO Award Agreement.

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(b) The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Corporation as provided in Sections 9 and 14 hereof.

4. Term of Option. The term of the Option shall be the period of years from the Date of Grant as is set forth in Section 1 of the attached NQO Award Agreement and shall expire on the date set forth in Section 6 of the NQO Award Agreement, subject to earlier termination or cancellation as provided in this Agreement.

5. Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Affiliate may have under this Agreement or otherwise.

6. Exercise Upon Cessation of Employment. (a) If the Employee at any time ceases to be an employee of the Corporation or of any Affiliate (i) by reason of his discharge for Cause or (ii) due to his voluntary termination of employment without the written consent of the Committee, the Option shall, at the time of such termination of employment, terminate and the Employee shall forfeit all rights hereunder. If, however, the Employee for any other reason (other than Disability or death) ceases to be such an Employee, the Option may, subject to the provisions of Section 5 hereof, be exercised by the Employee to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option immediately prior to such cessation of employment, at any time within three months after such cessation of employment, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder, even if the Employee subsequently returns to the employ of the Corporation or any Affiliate. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

(b) The Option shall not be affected by any change of duties or position of the Employee so long as he continues to be an a full-time employee of the Corporation or of any Affiliate thereof. If the Employee is granted a temporary leave of absence of 90 days or less, such leave of absence shall be deemed a continuation of his employment by the Corporation or of any Affiliate thereof for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto.

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7. Exercise Upon Death or Disability. (a) If the Employee dies while he is employed by the Corporation or by any Affiliate, the Option may, subject to the provisions of Section 5 hereof, be exercised (to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option immediately prior to his death), by the estate of the Employee (or by the person or persons who acquire the right to exercise the Option by written designation of the Employee) at any time within one year after the death of the Employee, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

(b) In the event that the employment of the Employee by the Corporation or any Affiliate is terminated by reason of the Disability of the Employee, the Option may, subject to the provisions of Section 5 hereof, be exercised (to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option immediately prior to his employment termination due to Disability) by the Employee within the period ending one year after the date of such termination of employment, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder even if the Employee subsequently returns to the employ of the Corporation or any Affiliate. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

8. Registration. The Corporation shall register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to the exercise in whole or in part of the Option.

9. Method of Exercise of Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit “A” hereto (the “Notice”) and provision for payment to the Corporation in accordance with the procedure prescribed herein. Each such Notice shall:

(i) state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

(ii) be signed by the Employee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Employee, be accompanied by proof, satisfactory to counsel to the Corporation, of the right of such other person or persons to exercise the Option;

(iii) include payment of the full purchase price for the shares of Common Stock to be purchased pursuant to such exercise of the Option; and

(iv) be received by the Corporation on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Corporation’s executive office in Bellevue, Washington then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.

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(b) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Employee or such person or persons at the place specified by the Corporation on the date the Notice is received by the Corporation (i) by delivering to the Corporation a certified or bank cashier’s check payable to the order of the Corporation, (ii) by delivering to the Corporation properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (iii) by having withheld from the total number of shares of Common Stock to be acquired upon the exercise of this Option a specified number of such shares of Common Stock, or (iv) by any combination of the foregoing. For purposes of the immediately preceding sentence, an exercise effected by the tender of Common Stock (or deemed to be effected by the tender of Common Stock) may only be consummated with Common Stock held by the Employee for a period of six (6) months or acquired by the Employee other than under the Plan (or a similar plan maintained by the Corporation).

(c) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 9 and the provisions of Section 10 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice was received by the Corporation. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 9 shall be void and of no effect if all of the preceding provisions of this Section 9 and the provisions of Section 10 shall not have been complied with.

(d) The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Employee (or in the name of the Employee’s estate or other beneficiary if the Option is exercised after the Employee’s death), or if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, will be registered in the name of the Employee and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Notice is received by the Corporation (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

(e) If the Employee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

(f) The Corporation shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of the Option prior to the payment to the Corporation, upon its demand, of any amount requested by the Corporation for the purpose of satisfying its minimum statutory liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Employee in cash or, with the written consent of the Corporation, by tendering to the Corporation shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Corporation may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Employee pursuant to an exercise of the Option a number of shares of Common Stock equal in value to the amount of the required withholding.

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10. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange or automated trading medium upon which the Common Stock may then be listed or traded.

11. Resale of Common Stock, Etc. The Common Stock issued upon exercise of the Option shall bear the following (or similar) legend if required by counsel for the Corporation:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

12. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

13. Limitation of Action. The Employee and the Corporation each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Corporation or an Affiliate, on the one hand, or against the Employee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

14. Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to them at 405 114th Avenue, SE, Third Floor, Bellevue, WA 98004 Attn: General Counsel. All notices to the Employee shall be addressed to the Employee or such other person or persons at the Employee’s address set forth in the Corporation’s records. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

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15. Benefits of Agreement. This Agreement shall inure to the benefit of the Corporation, the Employee and their respective heirs, executors, administrators, personal representatives, successors and permitted assignees.

16. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

17. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law. In the event that either party is compelled to bring a claim related to this Agreement, to interpret or enforce the provisions of the Agreement, to recover damages as a result of a breach of the Agreement, or from any other cause (a “Claim”), such Claim must be processed in the manner set forth below:

(i) THE SOLE AND EXCLUSIVE METHOD TO RESOLVE ANY CLAIM IS ARBITRATION, AND EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL OR COURT TRIAL. Neither party shall initiate or prosecute any lawsuit in any way related to any Claim covered by this Agreement.

(ii) The arbitration shall be binding and conducted before a single arbitrator in accordance with the then-current JAMS Arbitration Rules and Procedures for Employment Disputes or the appropriate governing body, as modified by the terms and conditions of this paragraph. Venue for any arbitration pursuant to this Agreement will lie in Seattle, Washington. The arbitrator will be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators supplied by JAMS or the appropriate governing body. The Corporation shall pay the arbitrator’s fees and arbitration costs (recognizing that each side bears the cost of its own deposition(s), witness, expert and attorneys’ fees and other expenses as and to the same extent as if the matter were being heard in a court of law). Upon the conclusion of the arbitration hearing, the arbitrator shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the arbitrator’s award is based. The award of the arbitrator shall be final and binding. Judgment upon any award may be entered in any court having jurisdiction thereof.

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18. Employment. Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Employee and the Corporation or any Affiliate, (b) a right of the Employee to be continued in the employ of the Corporation or of any Affiliate, or (c) a limitation of the right of the Corporation or of any Affiliate to discharge the Employee at any time, with or without cause (subject to any applicable employment agreement).

19. Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

20. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

21. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall apply against any party.

BY WAY OF THEIR EXECUTION OF THE NQO AWARD AGREEMENT TO WHICH THIS AGREEMENT IS ATTACHED, the Corporation and the Employee (and each and every one of their heirs, successors and assigns) agree to be bound by each and every one of the terms set forth in this Agreement.

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EXHIBIT A

NON-QUALIFIED OPTION EXERCISE FORM

[DATE]

Radiant Logistics, Inc.

405 114th Avenue, SE

Third Floor

Bellevue, WA 98004

Attention: General Counsel

Dear [   ]:

Pursuant to the provisions of the Non-Qualified Stock Option Award and related NQO Award Agreement dated [ ] (collectively, the “Agreement”), whereby you have granted to me a Non-Qualified Stock Option (the “Option”) to purchase up to [ ] shares of the Common Stock of Radiant Logistics, Inc. (the “Corporation”) subject to the terms of the Agreement, I hereby notify you that I elect to exercise my option to purchase [ ] of the shares of Common Stock covered by such Option at the [$___] per share price specified therein. In full payment of the price for the shares being purchased hereby, I am delivering to you herewith (i) certified or bank cashier’s check payable to the order of the Corporation in the amount of $____________, or (ii) a certificate or certificates for [ ] shares of Common Stock of the Corporation, and which have a fair market value as of the date hereof of $___________, [and a certified or bank cashier’s check, payable to the order of the Corporation, in the amount of $________________]. Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Corporation, with my signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange.

Very truly yours,

______________________________
[Address]
(For notices, reports, dividend checks and other communications to stockholders.)

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